Exhibit 99.1
Workstream Inc. Announces Third Quarter Fiscal 2010 Results

Maitland, Fla., April 14, 2010 – Workstream Inc. (OTCBB: WSTM.OB) (“Workstream” or the “Company”), a leading provider of on-demand compensation, performance and talent management software that helps companies manage the entire employee lifecycle, today announced financial results for the third quarter ended February 28, 2010.

Remarks on the Third Quarter Include:

•	Workstream has satisfied all applicable covenants required to be satisfied under the Senior Secured Note agreements with respect to the Third Quarter Fiscal 2010 operating results;

•	Closing of exchange and restructuring of senior secured notes in December 2009 leading to a non-cash loss on extinguishment of debt of ($13,071,000);

•	Revenues to $4,000,000 during the third quarter of fiscal 2010 in comparison to $5,030,000 during the second quarter of fiscal 2010; and,

•	Impairment of goodwill of ($6,348,000) associated with the Career Networks operating segment (6FigureJobs.com and Allen And Associates).

“The Company’s Third Quarter results were reflective of corporate customers hesitating to spend on new capital projects while Healthcare and Financial reform continue to point to a jobless recovery, tight credit availability, coupled with our own challenges with our own Note Exchange,” said President and Chief Executive Officer, Michael Mullarkey.  “While our own Note Restructuring has placed new hurdles for the Company to mange through, management will not allow the Company to be deterred in its overall focus and plans.

As mentioned previously, the Company has implemented a new, more targeted approach during the third quarter of fiscal 2010 to grow revenues.  Our initiatives have centered on:

1.	further development of our technology to meet customer needs;

2.	focus on existing customer relationships to ensure renewals and identification of potential ‘up sell’ opportunities; and,

3.	targeting Fortune 2000 companies that are currently, or in the near future, implementing a talent management software initiative.

Over the past couple of months, we have seen increased pipeline activity, which we are confident will result in improved financial performance.  Furthermore, we will continue to focus on the alignment of our financial position with our operational requirements through the management of our financial resources and seeking funding alternatives to improve our capital structure.”

Workstream delivered the following results for the three and nine months ended February 28, 2010:

Total revenues were $3,962,000 and $13,204,000 for the three and nine months ended February 28, 2010, respectively, compared to $5,638,000 and $16,335,000 for the three and nine months ended February 28, 2009, respectively.

Total operating expenses increased to $9,400,000 and $15,749,000 for the three and nine months ended February 28, 2010, respectively, from $3,232,000 and $13,815,000 for the three and nine months ended February 28, 2009, respectively.  The three and nine months ended February 28, 2010 included a non-cash impairment of goodwill of ($6,348,000) associated with the Career Networks operating segment resulting from an analysis of the current economic conditions, the Company’s performance to budget and the lower estimated future cash flows of the operating segment.

Operating income / (loss) were ($7,335,000) and ($7,464,000) for the three and nine months ended February 28, 2010, respectively, compared to $926,000 and ($2,141,000) for the three and nine months ended February 28, 2009, respectively.  The three and nine months ended February 28, 2010 included non-cash impairment of goodwill of ($6,348,000) associated with the Career Networks operating segment.

Net income / (loss) was ($20,625,000) and ($21,326,000) for the three and nine months ended February 28, 2010, respectively, compared to $574,000 and ($2,790,000) for the three and nine months ended February 28, 2009, respectively.  The three and nine months ended February 28, 2010 included a non-cash impairment of goodwill of ($6,348,000) associated with the Career Networks operating segment and a non-cash loss on extinguishment of debt of ($13,071,000) relating to the exchange and restructuring of senior secured notes in December 2009.

Net income / (loss) per share (basic and diluted) were ($0.36) and ($0.37) for the three and nine months ended February 28, 2010, respectively, compared to $0.01 and ($0.05) for the three and nine months ended February 28, 2009, respectively.

EBITDA, as adjusted, was ($767,000) and ($243,000) for the three and nine months ended February 28, 2010, respectively, compared to $1,271,000 and ($736,000) for the three and nine months ended February 28, 2009, respectively.

Total assets decreased to $14,565,000 at February 28, 2010 from $23,076,000 at May 31, 2009.

Working capital, which represents current assets less current liabilities, was ($4.7) million at February 28, 2010 compared to ($24.2) million at May 31, 2009.

Cash flows provided by operating activities increased to $185,000 for the nine months ended February 28, 2010 compared to cash used in operating activities of ($2,044,000) for the nine months ended February 28, 2009.  Further, the overall net decrease in cash and cash equivalents was reduced to ($392,000) for the nine months ended February 28, 2010 compared to ($1,951,000) for the nine months ended February 28, 2009.

Conference Call

Management will host a conference call at 9:00 a.m. EDT on Thursday, April 15, 2010 to discuss Workstream’s third quarter fiscal 2010 operating results.   Interested participants may listen to the call by dialing 253-237-1248 and referencing code 64851456.  For those unable to participate in the live call, a replay will be available after 12 noon EDT on the same day, until midnight EDT April 29, 2010, by calling 800-642-1687 or 706-645-9291 utilizing access code 64851456.

About Workstream Inc.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle – from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. Workstream services customers with offices across North America.  Workstream services such customers as Kaiser, Marshfield Clinic, Chevron, The Gap, and Nordstrom and several government agencies.  For more information visit www.workstreaminc.com or call toll free 866-953-8800.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure to negotiate the final terms of definitive agreements giving effect to the proposed note restructuring; in the event a restructuring of our indebtedness is not consummated, if an event of default should occur and be continuing with respect to such indebtedness; inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

Contact:

Workstream Inc. Investor Relations:

Jerome P. Kelliher
Chief Financial Officer
866-953-8800 ext.712
jerome.kelliher@workstreaminc.com

WORKSTREAM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of February 28, 2010 and May 31, 2009
(Unaudited)

	February 28, 2010	May 31, 2009
ASSETS:	(Unaudited)
Current assets:
Cash and cash equivalents	$1,252,108	$1,643,768
Accounts receivable, net of allowances of $940,259 and $928,430 at
February 28, 2010 and May 31, 2009, respectively	1,266,883	2,746,360
Prepaid expenses and other assets	125,817	146,609
Total current assets	2,644,808	4,536,737

Equipment, net	369,976	757,050
Other assets	168,350	30,990
Acquired intangible assets, net	-	21,500
Goodwill	11,381,660	17,729,448

TOTAL ASSETS	$14,564,794	$23,075,725

LIABILITIES AND SHAREHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$1,196,862	$1,856,892
Accrued liabilities	3,245,773	2,924,145
Accrued compensation	436,818	526,935
Current portion of senior secured notes payable and accrued interest	410,000	20,158,044
Embedded put derivative	-	493,693
Current portion of long-term obligations	216,193	199,516
Deferred revenue	1,830,866	2,591,328
Total current liabilities	7,336,512	28,750,553

Senior secured notes payable and accrued interest, less current portion	21,391,484	-
Long-term obligations, less current portion	188,014	124,594
Deferred revenue – long-term	1,605	-
Common stock warrant liability	1,134,000	-
Total liabilities	30,051,615	28,875,147

Commitments and Contingencies

SHAREHOLDERS’ DEFICIT:
Preferred shares, no par value	-	-
Common shares, no par value	113,921,164	113,668,376
Additional paid-in capital	30,251,962	18,269,589
Accumulated deficit	(158,739,618)	(136,876,313)
Accumulated other comprehensive loss	(920,329)	(861,074)
Total shareholders’ deficit	(15,486,821)	(5,799,422)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$14,564,794	$23,075,725

WORKSTREAM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended February 28, 2010 and 2009
(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28		February 28
	2010	2009	2010	2009
Revenues:
Software	$1,276,247	$2,099,072	$4,621,702	$5,731,051
Professional services	168,050	638,791	675,955	1,869,931
Rewards	1,916,208	1,610,241	5,436,279	4,564,245
Career networks	601,270	1,289,594	2,469,703	4,169,682
Revenues, net	3,961,775	5,637,698	13,203,639	16,334,909

Cost of revenues	1,896,693	1,479,848	4,918,431	4,660,570

Gross profit	2,065,082	4,157,850	8,285,208	11,674,339

Operating expenses:
Selling and marketing	404,760	598,143	1,406,941	2,950,516
General and administrative	2,150,352	1,758,505	6,144,129	6,775,338
Research and development	331,881	565,944	1,102,168	2,853,205
Impairment of goodwill	6,347,788	-	6,347,788	-
Amortization and depreciation	165,457	309,399	748,158	1,236,265
Total operating expenses	9,400,238	3,231,991	15,749,184	13,815,324

Operating income / (loss)	(7,335,156)	925,859	(7,463,976)	(2,140,985)

Other income / (expense):
Interest income and expense, net	(672,181)	19,893	(2,073,758)	161,655
Loss on extinguishment of debt	(13,071,440)	-	(13,071,440)	-
Change in fair value of warrants and derivative	443,800	-	1,231,493	-
Other income and expense, net	9,861	(352,167)	51,879	(810,533)
Other expense, net	(13,289,960)	(332,274)	(13,861,826)	(648,878)

Income / (loss) before income tax benefits / (expense)	(20,625,116)	593,585	(21,325,802)	(2,789,863)

Income tax benefits / (expense)	425	(19,733)	97	(37,487)

NET INCOME / (LOSS)	$(20,624,691)	$573,852	$(21,325,705)	$(2,827,350)

Earnings / (loss) per share - basic and diluted	$(0.36)	$0.01	$(0.37)	$(0.05)

Weighted average number of common shares
outstanding

Basic	57,568,176	56,079,181	57,175,404	54,534,060

Diluted	57,568,176	58,467,312	57,175,404	54,534,060

WORKSTREAM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended February 28, 2010 and 2009
(Unaudited)

	Nine Months Ended
	February 28
	2010	2009
Cash flows used in operating activities:
Net loss	$(21,325,705)	$(2,827,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	748,158	1,236,265
Leasehold inducement amortization	3,286	(38,064)
Allowance for doubtful accounts, net	618,224	457,795
Impairment of goodwill	6,347,788	-
Stock-based compensation	124,996	168,272
Deferred income taxes	-	(2,275)
Loss on extingishment of debt	13,071,440	-
Interest exchanged for common shares	6,372	-
Beneficial conversion fearture associated with PIK interest	132,098	-
Change in fair value of warrants and derivative	(1,231,493)	-
Net change in components of working capital:		-
Accounts receivable	861,252	286,003
Prepaid expenses and other assets	20,792	380,760
Accounts payable	(572,082)	(1,862,515)
Accrued liabilities	2,228,775	857,727
Accrued compensation	(90,117)	(716,788)
Deferred revenue	(758,857)	15,999
Net cash provided by / (used in) operating activities	184,927	(2,044,171)

Cash flows provided by / (used in) investing activities:
Purchase of equipment	(106,761)	(2,989)
Restricted cash, net	-	424,398
Proceeds from sale of short-term investments	-	-
Net cash provided by / (used in) investing activities	(106,761)	421,409

Cash flows used in financing activities:
Payment of costs associated with re-financing of senior secured notes	(137,360)	-
Repayment of non-convertible senior note	(29,250)	-
Repayment of long-term obligations	(200,402)	(416,695)
Net cash used in financing activities	(367,012)	(416,695)

Effect of exchange rate changes on cash and cash equivalents	(102,814)	88,742

Net decrease in cash and cash equivalents	(391,660)	(1,950,715)
Cash and cash equivalents - beginning of period	1,643,768	3,435,337

Cash and cash equivalents - end of period	$1,252,108	$1,484,622

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired under capital leases	$191,298	$-
Cumulative effect of change in accounting principle for warrant classification	$876,400	$-
Exchange of warrant liability for senior secured notes payable	$-	$19,000,000
Non-cash issuance of common stock in connection with the settlement of class action lawsuits	$-	$600,000
Non-cash issuance of common stock in connection with exchange of convertible senior secured notes and accrued interest	$237,789	$-
Exchange of senior secured notes	$33,587,377	$-

WORKSTREAM INC.
EBITDA (AS ADJUSTED)
For the Three and Nine Months Ended February 28, 2010 and 2009
(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28		February 28
	2010	2009	2010	2009

Net income / (loss), as reported under US GAAP	$(20,624,691)	$573,852	$(21,325,705)	$(2,827,350)

Effects of certain transactions:
Interest income and expense, net	672,181	(19,893)	2,073,758	(161,655)
Income tax benefits / (expense)	(425)	19,733	(97)	37,487
Amortization and depreciation	165,457	309,399	748,158	1,236,265
Stock-based compensation	54,721	35,571	124,996	168,272
Loss on extinguishment of debt	13,071,440	-	13,071,440	-
Impairment of goodwill	6,347,788	-	6,347,788	-
Change in fair value of warrants and derivative	(443,800)	-	(1,231,493)	-
Other income and expense, net	(9,861)	352,167	(51,879)	810,533

EBITDA, as adjusted	$(767,190)	$1,270,829	$(243,034)	$(736,448)

EBITDA is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization.   We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities including non-cash transactions.  We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.  All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies.  Workstream defines EBITDA as earnings or loss from continuing operations before interest, taxes, depreciation and amortization, other income and expense, including effects of foreign currency gains or losses, non-cash stock related compensation, gain or loss on asset disposals or impairment, merger and acquisition costs, and non-recurring goodwill impairment, if applicable.